Exhibit 10.1

NOTE AMENDMENT AGREEMENT

This NOTE AMENDMENT AGREEMENT (this “Amendment”), dated as of January 15, 2016 (the “Effective Date”), is entered into by and among AUTHENTIDATE HOLDING CORP., a Delaware corporation (the “Company” or the “Borrower”) and MKA 79, LLC the holder (the “Holder”) of the Note (as such term is defined below).

WHEREAS, the Company has issued to the Holder a promissory note in the aggregate principal amount of $320,000 (the “Note”) with a maturity date of December 31, 2015 (the “Maturity Date”);

WHEREAS, the Company seeks Holder’s consent to modify and extend the Maturity Date of the Note to the date specified hereinafter and, in consideration thereof, the Company and the Holder have agreed to the additional terms set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Company and the Holder agree as follows:

SECTION 1. Definitions. As used herein, terms that are defined herein shall have the meanings as so defined, and terms not so defined shall have the meanings as set forth in the Note.

SECTION 2. Amendments to the Prior Note. The Note is hereby amended as follows:

(a) The Note is hereby amended to modify the definition of the term “Maturity Date” such that from and after the Effective Date of this Amendment, the term “Maturity Date” shall mean April 15, 2016. Notwithstanding the foregoing, however, the Holder may elect or agree to extend the Maturity Date by an additional 90 days (an “Extension”); provided that the Holder shall give written notice to the Borrower at least 30 days before such Maturity Date. The Holder agrees to cooperate in good faith with the Borrower in determining whether to extend the Maturity Date pursuant to this clause. Upon the election by the Holder to extend the Maturity Date of this Note, the Maturity Date shall automatically be amended to be the date that is 90 days following the initial Maturity Date.

(b) The Note is hereby amended to add the following new section, to be designated as Section 4, and which shall provide in full as follows:

Section 4. Conversion.

(a) Voluntary Conversion. At any time after the Effective Date, and until this Note is no longer outstanding, the Principal Amount and interest under this Note shall be convertible, in whole or in part, into shares of common stock of the Borrower (the “Common Stock”) at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) and Section 4(e) hereof). The Holder shall effect conversions by delivering to the Borrower a notice of conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire principal amount of this Note has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Borrower may deliver an objection to any Notice of Conversion within two (2) business days of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Borrower shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.54 per share, subject to adjustment herein (the “Conversion Price”).

(c) Mechanics of Conversion.

(i) Conversion Shares Issuable Upon Conversion. The number of shares of Common Stock issuable upon a conversion of the Principal Amount of this Note and accrued interest thereon (the “Conversion Shares”) shall be equal to the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted, plus the accrued and unpaid interest thereon which is to be converted, by (y) the Conversion Price.

(ii) Delivery of Certificate Upon Conversion. Not later than three (3) business days after each Conversion Date (the “Share Delivery Date”), the Borrower shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of this Note.

(iii) Obligation Absolute. The Borrower’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any third party or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Borrower or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Borrower of any such action the Borrower may have against the Holder. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to the terms of this Note and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other section hereof or under applicable law.

(iv) Reservation of Shares Issuable Upon Conversion. The Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than 125% of such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 4(e) upon the conversion of the then outstanding principal amount of this Note. The Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

(v) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Borrower shall round up such fractional share to the next whole share.

(vi) Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Borrower shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Borrower the amount of such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d) Holder’s Conversion Limitations. The Borrower shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s affiliates (as such term is defined in Rule 405 under the Securities Act of 1933) (an “Affiliate”), and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Borrower, in both cases which are subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Borrower each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Borrower shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Borrower’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Borrower, or (iii) a more recent written notice by the Borrower or the Borrower’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Borrower shall within two business days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Borrower, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Borrower, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial

Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Borrower. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

(e) Certain Adjustments.

(i) Stock Dividends and Stock Splits. If the Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Borrower) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(ii) Pro Rata Distributions. During such time as this Note is outstanding, if the Borrower shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(iii) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Borrower, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Borrower with or into another Person, (ii) the Borrower, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding Common Stock, (iv) the Borrower, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the shares of Common Stock of the Borrower are effectively converted into or exchanged for other securities, cash or property, or (v) the Borrower, directly or indirectly, in one or more related transactions consummates a business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Borrower, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Borrower shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Borrower shall cause any successor entity in a Fundamental Transaction in which the Borrower is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Borrower under this Note and the other Transaction Documents in accordance with the provisions of this Section 4(e)(iii). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Borrower” shall refer instead to the Successor Entity), and may exercise every right and power of the Borrower and shall assume all of the obligations of the Borrower under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Borrower herein.

(iv) Calculations. All calculations under this Section 4(e) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4(e), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Borrower) issued and outstanding.

(f) Notice to the Holder.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of Section 4(e), the Borrower shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Conversion by Holder. If (A) the Borrower shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the approval of any stockholders of the Borrower shall be required in connection with any reclassification of the

Common Stock, any consolidation or merger to which the Borrower is a party, any sale or transfer of all or substantially all of the assets of the Borrower, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (D) the Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Borrower, then, in each case, the Borrower shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Borrower’s records, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Borrower, the Borrower shall not be required to provide such notice until such time as it makes public disclosure of such event, at which point it shall simultaneously with its public disclosure, provide notice to the Holder. The Holder shall remain entitled to convert this Note during the period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(c) The Note is hereby amended to delete the last sentence of paragraph 2 of the Note and to replace such deleted text with the following provision:

At any time after the Effective Date, and from time to time, the Borrower may deliver a notice to the Holder (an “Redemption Notice” and the date such notice is deemed delivered hereunder, the “Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding Principal Amount of this Note for cash in an amount equal to the Principal Amount noticed for redemption, and all accrued but unpaid interest thereon, (such amount being the “Redemption Amount”) on the 10th business day following the Redemption Notice Date (such date, the “Redemption Date,” such 10 business day period, the “Redemption Period” and such redemption, the “Redemption”). The Redemption Amount is payable in full on the Redemption Date. The Borrower covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Redemption Notice through 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. Unless a Holder elects to convert its Note prior to the time and date specified above, each Holder shall, prior to 5:00 p.m. (New York time) on the Redemption Date, return any and all original Notes to be redeemed to the Borrower (or such other place at set forth in the Redemption Notice) and such certificates shall be duly endorsed or assigned either to the Borrower or in blank.

(d) The Note is hereby amended to provide that Section 4, Section 5 and Section 6 shall be renumbered amended as Section 5, Section 6 and Section 7 and all references in the Note to Section 4, Section 5 or Section 6 shall be amended to be references to Section 5, Section 6 or Section 7, as the case may be.

(e) The Holder hereby acknowledges that the shares of Common Stock which may be issued upon conversion of the Note are subject to the terms and conditions of a lockup agreement previously executed by the Holder and shall be restricted from transfer in accordance with the terms and conditions of such lockup agreement.

SECTION 3. No Defaults. The Borrower and Holder, by execution of this Amendment, each hereby represent and warrant to the other, that as of the date hereof, no Event of Default has occurred under the Note and no Event of Default exists or is continuing with respect to the Note.

SECTION 4. Effect of Amendment. Upon the Effective Date of this Amendment, (i) the applicable portions of this Amendment shall be a part of the Note and the Note shall incorporate the provisions of Section 2 hereof, and (ii) each reference in the Note to “this Note”, “this Agreement”, “hereof”, “hereunder”, or words of like import, and each reference in any other document or agreement to the Note shall mean and be a reference to the Note as amended hereby. Except as expressly amended hereby, the Note (as it may have previously been amended) shall remain in full force and effect in accordance with its terms, and is hereby ratified and confirmed by the parties hereto. This Amendment shall be affixed to the original of the Note and become a part thereof.

SECTION 5. Consent. Each of the Holder and the Borrower hereby consents to the terms of the amendments to the Note contained in this Amendment. This Amendment is not intended to serve as, and shall not be construed by operation of law or otherwise, as a novation of the Note.

SECTION 6. Representations and Warranties. Each of the parties hereto represents and warrants that it is duly incorporated or otherwise organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its formation, that it has all requisite power and authority to enter into this Amendment and that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation. The Holder further represents and warrants that (i) it is the beneficial or record owner of the Note originally issued to it, free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances and (ii) such Holder has not assigned, pledged or otherwise transferred the Note or any interest in the Note.

SECTION 7. Governing Law; Miscellaneous.

(a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of law. Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment. This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered via facsimile or other means of electronic transmission. The Holder agrees that this Amendment shall be affixed by each Holder to its Note and become a part thereof.

(b) This Amendment contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior arrangements and understandings between the parties, either written or oral, with respect to its subject matter. No provision of this Amendment may be waived, modified, supplemented or amended except in a written instrument signed by the Borrower and the Holder. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the rights at a later time to enforce the same. No waivers of or exceptions to any term, condition, or provision of this Amendment, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision. This Amendment shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(c) The Holder has been advised and had the opportunity to consult with an attorney or other advisor prior to executing this Amendment. The undersigned Holder understands, confirms and agrees that counsel to the Borrower is not acting as counsel to the Holder and the undersigned Holder has not relied upon any legal advice except as provided by its own counsel.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives, as of the date first set forth above

AUTHENTIDATE HOLDING CORP.

By:	/s/ Ian C. Bonnet
Name:	Ian C. Bonnet
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

HOLDER: MKA 79, LLC

By:	/s/ J. David Luce
Name:	J. David Luce
Title:

Principal Amount of Note: $320,000.00

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Note due October 15, 2016 of Authentidate Holding Corp., a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Number of shares of Common Stock to be issued:

Signature:
Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:
Account No: